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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: December 18, 1996

                                QUADRATECH, INC.
                 (Name of Small Business Issuer in its charter)

                 Nevada
               95-4396848                                         0-26856
(State or other jurisdiction of incorporation                  (File Number)
           or organization)                        (I.R.S. Employer Identification No.)

      10804 South La Cienega Blvd.
      Inglewood, California 90304                              (310) 649-0780
(Address of principal executive office)                 (Issuer's telephone number)
               (Zip Code)

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Item 4. Changes in Registrant's Certifying Accountant

        (A) (1) (i)     The Registrant and its former auditors, Clumeck, Stern,
Phillips & Scheckelberg mutually agreed on December 18, 1996 to terminate their relationship.

                (ii) During the Registrant's past fiscal year, Clumeck, Stern, Phillips & Scheckelberg reports on the Registrant's financial statements neither contained any adverse opinions or disclaimers of opinions nor were qualified or modified as to uncertainty.

                (iii) The decision to terminate its relationship with Clumeck, Stern, Phillips & Scheckelberg was approved by the Board of Directors of the Registrant.

                (iv) During the past fiscal year, and through and including December 18, 1996, there were no disagreements with Clumeck, Stern, Phillips & Scheckelberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Clumeck, Stern, Phillips & Scheckelberg, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

        (A) (2) Pursuant to action approved by the Registrant's Board of Directors, the Registrant retained Marc I. Abrams, CPA of the firm, Singer Lewak Greenbaum & Goldstein, as its auditors as of December 18, 1997.

        (A) (3) The Registrant provided Clumeck, Stern, Phillips & Scheckelberg with the above disclosures prior to filing this Current Report on Form 8-K with the Commission, and is filing herewith Clumeck, Stern, Phillips & Scheckelberg's response to those disclosures pursuant to Item 304 (a) (3) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (A)             Exhibits

        Exhibit No.                     Description
            16 Letter regarding Change in Certifying Account. (To be filed.)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly read this report to be signed on its behalf by the undersigned hereunto duly authorized.

        QUADRATECH, INC.

April 18, 1997 Maria Comfort
        President/CEO